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                                                                    EXHIBIT 10.1



                       DAISYTEK INTERNATIONAL CORPORATION
                               FIRST AMENDMENT TO
              NON-EMPLOYEE DIRECTOR STOCK OPTION AND RETAINER PLAN

1. In 1997, Daisytek International Corporation, a Delaware corporation (the "Company"), adopted the Non-Employee Director Stock Option and Retainer Plan (the "Plan"). The Company desires to amend the Plan as set forth herein:

2. Section 3.5 of the Plan is hereby amended in its entirety to read as follows: Options shall be granted to each Director under this Plan as determined by the Board.

3. The remaining terms and provisions of the Plan shall continue in full force and effect.

4. This First Amendment to the Plan was adopted by the Board of Directors of the Company on November 7, 2001.